                                                                      EXHIBIT 11
                                                                      ----------

                             INTIMATE BRANDS, INC.
                       COMPUTATION OF PER SHARE EARNINGS

                     (Thousands except per share amounts)


                                                                  Quarter Ended
                                                       ------------------------------------
                                                           February 1,        February 3,
                                                              1997               1996
                                                       ----------------     ---------------
Net income                                                     $157,720            $131,916
                                                       ================     ===============
Common shares outstanding:
   Weighted average                                             252,700             252,121
   Dilutive effect of stock options                                 297                   -
   Weighted average treasury shares                               (149)                   -
                                                       ----------------     ---------------
   Weighted average used to calculate
       net income per share                                     252,848             252,121
                                                       ================     ===============

Net income per share                                           $   0.62            $   0.52
                                                       ================     ===============


                                                                     Year Ended
                                                       ------------------------------------
                                                           February 1,        February 3,
                                                              1997               1996
                                                       ----------------     ---------------

Net income                                                     $258,210            $204,059
                                                       ================     ===============
Common shares outstanding:
   Weighted average                                             252,700             221,300
   Dilutive effect of stock options                                 397                   -
   Weighted average treasury shares                                (42)                   -
                                                       ----------------     ---------------
   Weighted average used to calculate
       net income per share                                     253,055             221,300
                                                       ================     ===============

Net income per share                                           $   1.02            $   0.92
                                                       ================     ===============